Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Bradley J. Bell, Principal Executive Officer of Nalco Finance Holdings LLC (‘‘Nalco’’) and Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco’s 10-K financial report (the ‘‘Report’’) with the Securities and Exchange Commission, covering the period ending December 31, 2007, hereby certifies, pursuant to 18 U. S. C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, as follows:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Nalco.
/S/ Bradley J. Bell Bradley J. Bell Principal Executive Officer and Executive Vice President and Chief Financial Officer Date: February 28, 2008

A signed original of this written statement required by §906 has been provided to Nalco Finance Holdings LLC and will be retained by Nalco Finance Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.